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                                                                EXHIBIT (10g)



                      1996 AMENDMENT TO THE 1993 EXECUTIVE

                            LONG-TERM INCENTIVE PLAN






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          1996 AMENDMENT TO THE 1993 EXECUTIVE LONG-TERM INCENTIVE PLAN

         The 1993 Executive Long Term Incentive Plan (the "Plan) is hereby amended as follows:

A. The following terms and accompanying definitions shall be added to the Plan under Article 2:

         (hh) "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees", as defined in the regulations promulgated under Section 162(m) of the Code, or any successor provision thereto.

         (ii) "Performance-Based Exception"means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

B. Section 4.1 of the Plan shall be amended in its entirety to read as follows:

         4.1      NUMBER OF SHARES; LIMITATION ON INDIVIDUAL AWARDS.

         (a)      (i)      Subject to adjustment as provided in Section 4.3 of
                           the Plan, the total number of Shares available for grant under the Plan may not exceed two million
                           (2,000,000). These two million (2,000,000) Shares may be either authorized but unissued or reacquired or treasury Shares.

                  (ii) The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

                           (A) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

                           (B) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

                           (C) The grant of a Tandem SARshall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).

                           (D) The grant of an Affiliated SARshall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option.

                           (E) The grant of a Freestanding SARshall reduce the number of Shares available for grant by the number of Freestanding SARs.

                           (F) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance.

                           (G) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2 herein).


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         (b)      Unless and until the Committee determines that an Award
                  granted to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grant of such Awards under the Plan:

                  (i) Stock Options. The maximum aggregate number of Shares to which Stock Options granted under the Plan pertain, pursuant to any Awards granted in any one fiscal year to any one single Participant, shall be fifty thousand (50,000) Shares.

                  (ii) SARs. The maximum aggregate number of Shares that may be granted in the form of SARs, pursuant to any awards granted in any one fiscal year to any one single Participant, shall be fifty thousand (50,000) Shares.

                  (iii) Restricted Stock. The maximum aggregate number of Shares that may be granted with respect to Awards granted in the form of Restricted Stock granted in any one fiscal year to any one Participant shall be fifty thousand (50,000)Shares.

                  (iv) Performance Units/Performance Shares. The maximum aggregate grant with respect to Awards granted in the form of Performance Shares or Performance Units granted to any one Participant with respect to Performance Periods ending during or concurrently with the end of any fiscal year of the Company shall be Performance Shares or Performance Units having, at the time each such Award is granted and when aggregated with the value at the time of Award of all other Awards granted to such Participant with respect to Performance Periods ending during or concurrently with the end of such fiscal year, a maximum value (with respect to Performance Units) or a Fair Market Value (with respect to Performance Shares) of $700,000.

                  Such limits shall constitute separate limits as to each Participant with respect to each type of Award hereunder.

C. Section 4.3 of the Plan shall be amended in its entirety to read as follows:

         4.3      ADJUSTMENTS IN AUTHORIZED SHARES.

         In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan and the maximum number of Shares which may be granted as Stock Options, SARs or Restricted Shares in a fiscal year to a Participant, and in the number and class of and/or price of Shares subject to outstanding Options, SARs, and Restricted Stock, and in Performance Shares and Performance Units, granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

D. New Section 4.4 and 4.5 shall be added to the Plan and shall read in their entirety as follows:

         4.4      PERFORMANCE MEASURES.

         Unless and until the Committee proposes for shareholder vote and the shareholders of the Company approve a change in the general performance measures set forth in this Section 4.4 the attainment of which may determine the degree of payout and/or vesting with respect to Awards granted to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s)to be used for purposes of such grants shall be chosen from among the following:



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                  (a)      return on equity;
                  (b)      earnings per share;
                  (c)      operating cash flow;
                  (d)      income before taxes;
                  (e)      net income;
                  (f)      return on revenue;
                  (g)      total shareholder return; and
                  (h)      stock price appreciation of the Shares.

         The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, the Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward (the Committee, however, shall retain the discretion to adjust such Awards to Covered Employees downward).

         In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

         4.5      COMPLIANCE WITH SECTION 162(M) OF THE CODE.

         At all times when Section 162(m) of the Code is applicable, all Awards granted under this Plan shall comply with the requirements of Section 162(m) of the Code; provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the plan, then compliance with Section 162(m) of the Code will not be required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.5, make any adjustments to such Awards or otherwise it deems appropriate.

E. Section 6.1 of the Plan shall be amended in its entirety to read as follows:

         6.1      GRANT OF OPTIONS.

         Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. Subject to Article 4 of this Plan, the Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

F. Section 9.1 of the Plan shall be amended in its entirety to read as follows:

         9.1      GRANT OF PERFORMANCE UNITS/PERFORMANCE SHARES.

         Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Employees at any time and from time to time, as shall be determined by the Committee. Subject to Article 4 of this Plan the Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.




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